Exhibit 10.76

EXECUTION COPY

PURCHASE AGREEMENT

Dated May 24, 2007

between

AMGEN INC.

and

MORGAN STANLEY & CO. INCORPORATED

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

THE INITIAL PURCHASERS NAMED IN SCHEDULE A HEREOF

AMGEN INC.

$2,000,000,000 SENIOR FLOATING RATE NOTES DUE 2008

$1,100,000,000 5.85% SENIOR NOTES DUE 2017

$900,000,000 6.375% SENIOR NOTES DUE 2037

PURCHASE AGREEMENT

Dated May 24, 2007

Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o Morgan Stanley & Co. Incorporated

1585 Broadway New York,

New York 10036

Dear Sirs and Mesdames:

Amgen Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule A hereto (the “Initial Purchasers”) $2,000,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2008 (the “Floating Rate Notes”), $1,100,000,000 aggregate principal amount of its 5.85% Senior Notes due 2017 (the “2017 Notes”) and $900,000,000 aggregate principal amount of its 6.375% Senior Notes due 2037 (the “2037 Notes” and, together with the Floating Rate Notes and the 2017 Notes, the “Securities”) to be issued pursuant to the provisions of an Indenture, dated as of August 4, 2003 (the “Indenture”), between the Company and The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee (the “Trustee”).

Pursuant to the transactions contemplated by this Agreement, the Securities will be offered and sold to the Initial Purchasers and reoffered by the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

The Initial Purchasers and their direct and indirect transferees (“Subsequent Purchasers”) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of May 30, 2007 between the Company and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) on behalf of the Initial Purchasers (the “Registration Rights Agreement”), substantially in the form set forth in Exhibit A.

In connection with the offering of the Securities, the Company has prepared a preliminary offering memorandum dated May 23, 2007 (the “Preliminary Memorandum”) and will prepare a final offering memorandum dated May 24, 2007 (the “Final Memorandum” and, together with the Preliminary Memorandum, each a “Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company.

As used herein, the term “Memorandum” shall include in each case the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent memorandum (whether the Final Memorandum, or any amendment or supplement to such document), including exhibits thereto and any documents incorporated by reference therein, that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of, purchase of, or offering of, the Securities.

1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, you that as of the date hereof and as of the Closing Date:

(i) As of the Applicable Time (as defined below), neither (x) the Preliminary Memorandum as of the Applicable Time as supplemented by the final pricing term sheet, in the form attached hereto as Schedule B (the “Pricing Supplement”), that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Applicable Time” means 2:20 pm (Eastern time) on May 24, 2007 or such other time as agreed by the Company and Morgan Stanley.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the Securities Act and the rules and regulations thereunder (the “1933 Act Regulations”)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Memorandum or amendments or supplements thereto (including the Pricing Supplement), including, without limitation, any road show relating to the Securities that constitutes such a written communication. The Company and each Initial Purchaser agree that no offering of the Securities will be made by the Company or any Initial Purchaser with any “written communication” (within the meaning of the 1933 Act Regulations other than such Supplemental Offering Materials) without the prior written agreement of the Company and Morgan Stanley and Merrill Lynch, other than as disclosed to the Company; provided, however, that prior to the preparation of the Pricing Supplement, the Initial Purchasers are authorized to use the information to be set forth in the Pricing Supplement in communications conveying information relating to the offering to potential investors.

As of its issue date and as of the Closing Date, the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representation and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package or the Final Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser expressly for use therein.

(ii) The Memorandum as delivered from time to time shall incorporate by reference the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006; the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 and the Company’s Current Reports on Form 8-K filed with the Commission on January 19, 2007, February 20, 2007, March 2, 2007, March 12, 2007, April 12, 2007, May 15, 2007, May 21, 2007, May 22, 2007 and May 23, 2007. The documents incorporated or deemed to be incorporated by reference in the Memorandum at the time they were or hereafter are filed, or, if amended, as so amended, with the Commission complied and, with respect to future filings, will comply, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Memorandum, at the date of the Memorandum and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(iii) Ernst & Young, LLP, which has audited certain consolidated financial statements of the Company and its consolidated subsidiaries to be incorporated by reference in the Memorandum, are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Securities Act and the 1933 Act Regulations.

(iv) The consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, which is incorporated by reference in the Disclosure Package and Final Memorandum present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at December 31, 2006 and 2005, and at March 31, 2007 and 2006, respectively, and the statements of operations and cash flows of the Company and its consolidated subsidiaries for each of the three years in the period ended December 31, 2006, and for each of the three months ended March 31, 2007 and 2006, respectively, in conformity with accounting principles generally accepted in the United States (“GAAP”). The related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

(v) Since the respective dates as of which information is given in the Disclosure Package and Final Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition or in the earnings of the Company and its subsidiaries considered as one enterprise, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock not described in the Final Memorandum.

(vi) Each of the Company, Amgen Manufacturing, Limited, a Bermuda corporation (“Amgen Manufacturing”), and Immunex Corporation, a Washington corporation (“Immunex” and, together with Amgen Manufacturing, the “Significant Subsidiaries”), has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated, chartered or organized with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and Final Memorandum and is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except, in each case, where the failure so to qualify or to be in good standing would not have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(vii) All the issued and outstanding shares of capital stock of the Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as may be otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through a wholly-owned subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder of either Significant Subsidiary.

(viii) Neither of the Significant Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as may be described in or contemplated by the Disclosure Package and the Final Memorandum and except as would not result in a Material Adverse Effect.

(ix) The unaudited consolidated capitalization of the Company as of December 31, 2006 is as set forth in the Disclosure Package and the Final Memorandum in the column entitled “Actual” under the caption “Capitalization.” The outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company.

(x) This Agreement has been duly authorized, executed and delivered by the Company.

(xi) The Indenture has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (A) to the extent that a waiver of rights under any usury laws may be unenforceable and as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and remedies generally and (B) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity.

(xii) At the Closing Date, the Registration Rights Agreement will have been duly authorized by the Company and, when executed and delivered by the Company, assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and remedies generally, (B) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity and (C) as rights to indemnification or contribution may be limited by federal or state securities laws or public policy considerations.

(xiii) The Securities have been duly authorized by the Company, and, at the Closing Date, the Securities will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the Purchase Price (as defined below) therefore as provided in this Agreement, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (A) to the extent that a waiver of rights under any usury laws may be unenforceable and as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and remedies generally and (B) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity. At the Closing Date, the Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture and the Registration Rights Agreement.

(xiv) The Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Memorandum.

(xv) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the

Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults that would not result in a Material Adverse Effect.

(xvi) The execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of (A) the Amended and Restated Certificate of Incorporation, or Amended and Restated Bylaws of the Company, (B) any agreement or other instrument binding upon the Company or its business or assets that is material to the financial condition of the Company and its subsidiaries, considered as one enterprise, (C) applicable law and (D) any judgment, order, decree of any governmental body, agency or court having jurisdiction over the Company or its business or assets.

(xvii) Except as disclosed in the Disclosure Package and the Final Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Final Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xviii) The Company and its Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) which in each case are material to the financial condition of the Company and its subsidiaries, considered as one enterprise and, except as described in the Disclosure Package and the Final Memorandum, neither the Company nor any of its Significant Subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(xix) No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or in connection with the offering, issuance and sale of the Securities, except (A) such as have been already obtained or will have been obtained prior to the Closing Date and (B) as may be required under the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations thereunder, in each case with respect to transactions contemplated by the Registrations Rights Agreement and the Indenture.

(xx) The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from (collectively, “Governmental Permits”), and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package and the Final Memorandum, except to the extent that the failure to obtain or file would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Permits which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(xxi) Except as described in the Disclosure Package and the Final Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii) Neither the Company nor any of its subsidiaries is in violation of any Federal or state law or regulation relating to occupational safety and health or to the storage, handling and transportation of hazardous or toxic materials; the Company and each of its subsidiaries have received all permits, licenses or other approvals required of them under applicable Federal and state occupational safety and health laws and Environmental Laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singly or in the aggregate, result in a Material Adverse Effect, except as described in or contemplated by the Disclosure Package and the Final Memorandum.

(xxiii) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A)

transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and Final Memorandum, will not be an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

(xxv) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and consistent with sound business practice.

(xxvi) Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) of Regulation D under the Securities Act (each, an “Affiliate”), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, any security (as defined in the Securities Act) that is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.

(xxvii) The Securities are eligible for resale pursuant to Rule 144A under the Securities Act and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

(xxviii) None of the Company, any of its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(xxix) Subject to compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 7, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Disclosure Package and Final Memorandum to register the Securities under the Securities Act.

(xxx) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xxxi) With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

(xxxii) There are no persons with registration rights or other similar rights to have any securities included in any registration statement filed pursuant to a registration agreement or in any offering made pursuant to such registration statement, other than pursuant to that certain Registration Rights Agreement, dated as of February 17, 2006, between the Company, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Morgan Stanley & Co. Incorporated.

(b) Officer’s Certificate. Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the issuance of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Initial Purchasers.

2. Agreements to Sell and Purchase.

(a) The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite its name in Schedule A hereto and the Company and the Initial Purchasers agree that the Company shall receive 99.85% of the aggregate principal amount of the Floating Rate Notes, 99.393% of the aggregate principal amount of the 2017 Notes and 99.018% of the aggregate principal amount of the 2037 Notes, plus accrued interest, in each case, if any, from the Closing Date.

The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Initial Purchasers, it will not, during the period beginning on the date of this Agreement and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Disclosure Package and the Final Memorandum, as soon as practicable after this Agreement is entered into as in your reasonable judgment is advisable and that it is the intention of the Initial Purchasers not to hold any Securities after the Closing Date.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on May 30, 2007, or at such other time on the same or such other date as shall be agreed by the parties. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Certificates for the Securities, if any, shall be in global form and registered in the name of Cede & Co., as nominee of the Depository Trust Company. The certificates evidencing the Securities shall be delivered to the Trustee on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded of any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Disclosure Package and Final Memorandum, any material adverse change in the financial condition or in the earnings of the Company and its subsidiaries, taken as a whole.

(b) The Initial Purchasers shall have received on the Closing Date, a certificate, dated as of the Closing Date and signed by the chief executive officer or the chief financial officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and (ii) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Initial Purchasers shall have received on the Closing Date an opinion or opinions and a negative assurances letter of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, substantially in the forms set forth in Exhibit B.

(d) The Initial Purchasers shall have received on the Closing Date an opinion of the Company’s general counsel or any assistant general counsel, dated the Closing Date, substantially in the form set forth in Exhibit C.

(e) The Initial Purchasers shall have received on the Closing Date, an opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated the Closing Date, covering the matters set forth in Exhibit D.

(f) The Initial Purchasers and the board of directors of the Company shall have received on the date hereof a letter, dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package and the Final Memorandum and on the Closing Date, the Initial Purchasers and the board of directors of the Company shall have received a letter from Ernst & Young LLP, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter dated the date hereof.

6. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

(a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, and any supplements and amendments thereto as you may reasonably request.

(b) Before amending or supplementing any Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c) If, at any time prior to the completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(d), (ii) file any general consent to service of process, (iii) subject itself to taxation in any such jurisdiction if it is not so subject or (iv) make any changes to its certificate of incorporation or bylaws.

(e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses of the Company in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the preparation, issuance and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d), including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the preparation of any Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the costs and charges of the Trustee, and (vi) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in clause (iii) of this Section 6(e), and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(f) Not to, and to cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(h) While any of the Securities remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(i) Not to, and to cause its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) not to, engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(j) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144(a)(3) that have been reacquired by any of them.

7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons (“Foreign Purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case in purchasing such Securities are deemed to have represented and agreed as provided in the Disclosure Package and the Final Memorandum under the caption “Transfer Restrictions,” and (iii) it will otherwise act in accordance with the terms and conditions set forth in this Agreement and the Memorandum in connection with the placement of the Securities contemplated hereby.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of Securities, or possession or distribution of the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any such other material, in all cases at its own expense;

(iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act;

(iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied with and will comply with the offering restrictions requirement of Regulation S;

(v) such Initial Purchaser, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a

“Member State”), has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of Securities to the public in that Member State, except that it may, which effect from and including such date, make an offer of Securities to the public in that Member State:

(A) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(B) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(C) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe to the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State;

(vi) such Initial Purchaser has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act does not apply to the Company and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom;

(vii) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

(viii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities convered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as a part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

8. Indemnity and Contribution. (a) The Company will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Memorandum and any Supplemental Offering Materials relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Initial Purchaser for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, the Final Memorandum and any Supplemental Offering Materials relating to the Securities, or in any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use therein.

(b) Each Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Memorandum and any Supplemental Offering Materials relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Disclosure Package, the Final Memorandum and any Supplemental Offering Materials relating to the Securities, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) As promptly as reasonably practical after receipt by an indemnified party under paragraph (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it of its obligations (i) under paragraph (a) or (b), as applicable, of this Section 8 unless and only to the extent that the indemnifying party is materially prejudiced by the failure to notify, or (ii) from any liability which it may have to any indemnified party otherwise than under such applicable subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the written opinion of legal counsel to the indemnified party, be inappropriate due to actual or potential differing interests between them.

It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an indemnified party and is not reasonably likely to become an indemnified party, by the Initial Purchasers that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Initial Purchaser on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions and discounts received by such Initial Purchaser in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Initial Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities that were offered and sold to the public through such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Initial Purchasers under this subsection (d) to contribute are several in proportion to the respective purchases made by or through each such Initial Purchaser to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Initial Purchaser under this Section 8 shall be in addition to any liability which such Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

9. Termination. This Agreement shall be subject to termination in the Initial Purchasers’ absolute discretion, by written notice to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Initial Purchasers, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package and the Final Memorandum.

10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (except if the Company shall be unable to so perform as a result of any default by any Initial Purchaser as contemplated above), the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11. Counterparts. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

12. Applicable Law. This Agreement shall be governed by the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

13. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

14. Section References. Unless otherwise indicated, references in this Agreement to sections are to the sections of this Agreement.

15. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the construction hereof.

16. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, NY 10036 (facsimile no. 212-761-0538), Attention: Global Capital Markets Syndicate Desk, and Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, NY 10080 (facsimile no. 212-449-3207), Attention: Global Origination Counsel, with a copy to Shearman & Sterling LLP at 525 Market Street, San Francisco, California 94105 (facsimile no. 415-616-1199), Attention: John D. Wilson; notices to the Company shall be directed to it at One Amgen Center Drive, Thousand Oaks, California 91320-1799 (facsimile no. 805-499-8011), Attention: Corporate Secretary, with a copy to Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071 (facsimile no. 213-891-8763), Attention: Scott Hodgkins and Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (facsimile no. 212-751-4864), Attention: Greg Rodgers.

17. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

[Remainder of page intentionally left blank]

Very truly yours,

AMGEN INC.

By:	/s/ Robert A. Bradway
Name:	Robert A. Bradway
Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule A hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Yurij Slyt
Name:	Yurij Slyt
Title:	Vice President

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ John Kaplan
Name:	John Kaplan
Title:	Managing Director

SCHEDULE A

INITIAL PURCHASERS	PRINCIPAL AMOUNT OF SECURITIES TO BE PURCHASED
SENIOR FLOATING RATE NOTES DUE 2008

Morgan Stanley & Co. Incorporated	$850,040,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$660,000,000
Barclays Capital Inc.	$124,000,000
Credit Suisse Securities (USA) LLC	$124,000,000
Goldman, Sachs & Co.	$124,000,000
Citigroup Global Markets Inc.	$39,320,000
J.P. Morgan Securities Inc.	$39,320,000
Lehman Brothers Inc.	$39,320,000

Total:	$2,000,000,000

5.85 % SENIOR NOTES DUE 2017

Morgan Stanley & Co. Incorporated	$467,522,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$363,000,000
Barclays Capital Inc.	$68,200,000
Credit Suisse Securities (USA) LLC	$68,200,000
Goldman, Sachs & Co.	$68,200,000
Citigroup Global Markets Inc.	$21,626,000
J.P. Morgan Securities Inc.	$21,626,000
Lehman Brothers Inc.	$21,626,000

Total:	$1,100,000,000

6.375% SENIOR NOTES DUE 2037

Morgan Stanley & Co. Incorporated	$382,518,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$297,000,000
Barclays Capital Inc.	$55,800,000
Credit Suisse Securities (USA) LLC	$55,800,000
Goldman, Sachs & Co.	$55,800,000
Citigroup Global Markets Inc.	$17,694,000
J.P. Morgan Securities Inc.	$17,694,000
Lehman Brothers Inc.	$17,694,000

Total:	$900,000,000

SCHEDULE B

PRICING SUPPLEMENT

$2,000,000,000 Floating Rate Senior Notes due 2008

Issuer:	Amgen Inc.
Offering Format:	144A/ Reg. S with Registration Rights
Ranking:	Senior Unsecured
Size:	$2,000,000,000
Net Proceeds to Issuer (before expenses):	$1,997,000,000
First Redemption Date:	November 28, 2007
Maturity Date:	November 28, 2008
Price to Public:	100%
Reference Rate:	Three-month LIBOR
Spread to Reference Rate:	.08%
Coupon:	Three-month LIBOR + .08%
Interest Payment Dates:	August 28, 2007, November 28, 2007, February 28, 2008, May 28, 2008, August 28, 2008 and November 28, 2008
Redemption Provisions:
Optional Redemption:	The floating rate notes may be redeemed at any time on or after November 28, 2007, in whole or from time to time in part, at a price equal to 100% of their principal amount plus accrued and unpaid interest to the redemption date.
Change of Control Repurchase:	Upon the occurrence of a change of control triggering event (which requires the occurrence of both a change of control and a below investment grade rating of the notes by Moody’s and S&P), the issuer will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of repurchase.
Trade Date:	May 24, 2007
Settlement Date:	May 30, 2007 (T+3)
CUSIP:	031162 AR1 (144A)/ U03160 AF2 (Reg. S)
ISIN:	US031162AR16 (144A)/ USU03160AF22 (Reg. S)
Denominations:	$2,000 x $1,000
Ratings:	A+ (Negative Watch) / A2 (Negative Outlook)
Initial Purchasers:	Joint Book-Running Managers:
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Co-Managers:
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act (“Regulation S”). Prospective purchasers are hereby notified that the seller of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

$1,100,000,000 5.85% Senior Notes due 2017

Issuer:	Amgen Inc.
Offering Format:	144A/ Reg. S with Registration Rights
Ranking:	Senior Unsecured
Size:	$1,100,000,000
Net Proceeds to Issuer (before expenses):	$1,093,323,000
Maturity Date:	June 1, 2017
Coupon:	5.85%
Price to Public:	99.843%
Yield to Maturity:	5.871%
Interest Payment Dates:	June 1 and December 1, commencing December 1, 2007
Redemption Provisions:
Optional Redemption:

The 2017 notes are redeemable at any time prior to maturity at the option of the issuer, in whole or from time to time in part, at a redemption price equal to the sum of (1) 100% of the principal amount of notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date, and (2) the make-whole amount, if any.

Make-Whole Amount:

The excess of (1) the net present value of the principal being redeemed or paid and the amount of interest that would have been payable if such redemption had not been made, over (2) the

aggregate principal amount of the 2017 notes being redeemed or paid. Net present value shall be determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment

Rate from the respective dates on which such principal and interest would have been payable if such redemption had not been made.

Reinvestment Rate:

.15% plus the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical

Release under the caption “Treasury Constant Maturities” for the maturity corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid.

Change of Control Repurchase:

Upon the occurrence of a change of control triggering event (which requires the occurrence of both a change of control and a below investment grade rating of the notes by Moody’s and S&P), the issuer will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of repurchase.

Trade Date:	May 24, 2007
Settlement Date:	May 30, 2007 (T+3)
CUSIP:	031162 AS9 (144A)/ U03160 AG0 (Reg. S)
ISIN:	US031162AS98 (144A)/ USU03160AG05 (Reg. S)
Denominations:	$2,000 x $1,000
Ratings:	A+ (Negative Watch) / A2 (Negative Outlook)
Initial Purchasers:	Joint Book-Running Managers:
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.

Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Co-Managers:
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act (“Regulation S”). Prospective purchasers are hereby notified that the seller of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

$900,000,000 6.375% Senior Notes due 2037

Issuer:	Amgen Inc.
Offering Format:	144A/ Reg. S with Registration Rights
Ranking:	Senior Unsecured
Size:	$900,000,000
Net Proceeds to Issuer (before expenses):	$891,162,000
Maturity Date:	June 1, 2037
Coupon:	6.375%
Price to Public:	99.893%
Yield to Maturity:	6.383%
Interest Payment Dates:	June 1 and December 1, commencing December 1, 2007
Redemption Provisions:
Optional Redemption:	The 2037 notes are redeemable at any time prior to maturity at the option of the issuer, in whole or from time to time in part, at a redemption price equal to the sum of (1) 100% of the principal amount of notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date, and (2) the make-whole amount, if any.
Make-Whole Amount:	The excess of (1) the net present value of the principal being redeemed or paid and the amount of interest that would have been payable if such redemption had not been made, over (2) the aggregate principal amount of the 2037 notes being redeemed or paid. Net present value shall be determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate from the respective dates on which such principal and interest would have been payable if such redemption had not been made.
Reinvestment Rate:	.20% plus the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid.
Change of Control Repurchase:	Upon the occurrence of a change of control triggering event (which requires the occurrence of both a change of control and a below investment grade rating of the notes by Moody’s and S&P), the issuer will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of repurchase.
Trade Date:	May 24, 2007
Settlement Date:	May 30, 2007 (T+3)
CUSIP:	031162 AT7 (144A)/ U03160 AH8 (Reg. S)
ISIN:	US031162AT71 (144A)/ USU03160AH87 (Reg. S)
Denominations:	$2,000 x $1,000
Ratings:	A+ (Negative Watch) / A2 (Negative Outlook)
Initial Purchasers:	Joint Book-Running Managers:
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.

Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Co-Managers:
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act (“Regulation S”). Prospective purchasers are hereby notified that the seller of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.